Exhibit 99(b)


                Written Statement of the Chief Financial Officer
                         Pursuant to 18 U.S.C. ss. 1350
                         ------------------------------

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

         1. the Annual Report on Form 10-K of the Company for the year ended November 2, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Thomas W. Trexler
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Thomas W. Trexler
January 28, 2003